UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 15, 2020 (May 15, 2020)

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Underwriting Agreement. On May 15, 2020, Enterprise Financial Services Corp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company issued and sold $63.25 million aggregate principal amount of 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”), which includes $8.25 million aggregate principal amount of Notes issued and sold pursuant to the full exercise by the Underwriters of their over-allotment option, at a public offering price equal to 100% of the aggregate principal amount of the Notes.

The offering of the Notes closed on May 21, 2020. The net proceeds from the sale of the Notes to the Company were approximately $61.9 million, after deducting underwriting discounts and estimated expenses payable by the Company. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock, and for investments in the Company’s wholly-owned subsidiary, Enterprise Bank & Trust (the “Bank”) as regulatory capital.

The Notes were offered and sold pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2020 (File No. 333-237612), a base prospectus, dated April 8, 2020 included as part of the registration statement, a preliminary prospectus supplement filed on May 15, 2020 and a final prospectus supplement filed on May 19, 2020 with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains representations, warranties and covenants customary in agreements of this type. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Notes is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Indenture and Notes. The Notes were issued under a base indenture dated as of May 21, 2020 (the “Base Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of May 21, 2020 between the Company and the Trustee (the “First Supplemental Indenture”) (the Base Indenture, and the First Supplemental Indenture are referred to collectively as the “Indenture”). The terms of the Notes are set forth in, and such Notes are governed by, the Indenture.

From and including the date of issuance to, but excluding June 1, 2025, the Notes will bear interest at a rate equal to 5.75% per annum, payable semi-annually in arrears on each June 1 and December 1. From and including June 1, 2025 to, but excluding the maturity date or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined in the Indenture)), plus 566.0 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2025. Notwithstanding the foregoing, in the event that the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of June 1, 2025, and on any interest payment date thereafter or (ii) in whole but not in part, at any time, including prior to June 1, 2025, if (1) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (2) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital (as defined in the Indenture) for regulatory capital purposes; or (3) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under the capital adequacy rules of the Federal Reserve.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events related to the Company’s bankruptcy or insolvency, whether voluntary or involuntary, or the Bank’s insolvency, whether voluntary or involuntary.

The Notes are unsecured, subordinated obligations of the Company and rank junior to all of its existing and future Senior Indebtedness (as defined in the Indenture), including all of its general creditors. The Notes will be equal in right of payment with any of the Company’s existing and future subordinated indebtedness, and will be senior to the Company’s obligations relating to any junior subordinated debt securities issued to the Company’s capital trust subsidiaries. In addition, the Notes are effectively subordinated to all secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The Notes are structurally subordinated to any existing and future liabilities and obligations of the Company’s subsidiaries, including the deposit liabilities and claims of other creditors of the Bank. The Notes are obligations of the Company only and will not be obligations of, and will not be guaranteed by, any of its subsidiaries.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the Base Indenture, the First Supplemental Indenture, and the form of the Notes, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

This Current Report on Form 8-K, including the Exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 15, 2020, between Enterprise Financial Services Corp and Piper Sandler & Co., as representative of the Underwriters.
4.1	Indenture, dated May 21, 2020, between Enterprise Financial Services Corp and U.S. Bank National Association, as Trustee.
4.2	First Supplemental Indenture, dated May 21, 2020, between Enterprise Financial Services Corp and U.S. Bank National Association, as Trustee.
4.3	Form of 5.75% Fixed-to-Floating Rate Subordinated Note due 2030 (included in Exhibit 4.2).
5.1	Opinion of Holland & Knight LLP regarding the legality of the Notes.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-looking Statements

Readers should note that certain information in this report contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company uses words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue,” and “intend”, and variations of such words and similar expressions, in this release to identify such forward-looking statements.

The Company’s ability to predict results or the actual effect of future plans or strategies, including the completion of the offering of the Notes and the use of proceeds described herein, is inherently uncertain. Risks and other factors that could cause the offering not to be completed, or to be completed with different terms, include general business and economic conditions and stock price volatility, as well as other risk factors described in the Company’s 2019 Annual Report on Form 10-K and other reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the prospectus supplements filed in connection with the offering of the Notes. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date: May 21, 2020	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer